UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2024

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway

Fort Worth, TX 76137

(Address of principal executive offices, including zip code)

(877) 415-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Offering (as defined below), on November 18, 2024, Omnicell, Inc. (the “Company”), as borrower, entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders. Pursuant to the Amendment, effective as of pricing of the Offering, the springing maturity for the revolving credit facility that is tied to the outstanding principal amount of the Company’s existing 0.25% Convertible Senior Notes due 2025 (the “2025 Notes”) will apply only if more than $200 million in the aggregate principal amount of the 2025 Notes remain outstanding as of 91 days prior to the maturity date of the 2025 Notes.

References to the terms of the Amendment and the Second Amended and Restated Credit Agreement are qualified in their entirety by reference to the full text of the Amendment, which is incorporated herein by reference to Exhibit 10.1.

Item 8.01	Other Events.

On November 18, 2024, the Company issued a press release announcing the proposed offering of $150 million aggregate principal amount of convertible senior notes due 2029 (the “2029 Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced its intent to grant the initial purchasers of the 2029 Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the 2029 Notes are issued, up to an additional $22.5 million aggregate principal amount of 2029 Notes. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K (this “Report”) is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of November 18, 2024 among Omnicell, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release titled “Omnicell Announces Proposed Private Placement of $150 Million of Convertible Senior Notes” dated November 18, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: November 18, 2024	/s/ Nchacha E. Etta
Nchacha E. Etta
Executive Vice President and Chief Financial Officer